Letter Agreement to the
Transfer Agency Agreement

USAA Transfer Agency Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

Pursuant to Section 1(b) of the Transfer Agency Agreement dated as of November 13, 2002, as amended, between USAA Mutual Funds Trust (the Trust), formerly known as USAA State Tax-Free Trust, and USAA Transfer Agency Company, (the Transfer Agent) please be advised that the Trust has established four new series of its shares (New Funds) as set forth below:

_________________________________

USAA Cornerstone Conservative Fund
USAA Cornerstone Moderately Conservative Fund
USAA Cornerstone Aggressive Fund
USAA Cornerstone Equity Fund
_________________________________

Please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Transfer Agency Agreement to the New Funds in accordance with the fee schedule attached hereto as Exhibit A.

Please state below whether you are willing to render such services in accordance with the fee schedule attached hereto as Exhibit A.

                                                                                              USAA MUTUAL FUNDS TRUST

Attest: _________________________                                                                           By:  ________________________________
           Christopher P. Laia                                                                                        Daniel S. McNamara
           Secretary                                                                                        President

Dated:

We are willing to render services to the New Funds in accordance with the fee schedule attached hereto as Exhibit A.

                                                                                           USAA TRANSFER AGENCY COMPANY

Attest: _________________________                                                                           By:  ________________________________
            Christopher P. Laia                                                                                            Terri Luensmann
Secretary                                                                              Vice President

Dated:

Exhibit A

USAA Transfer Agency Company

Fee Information for Services as
Plan, Transfer, and Dividend Disbursing Agent

USAA MUTUAL FUNDS TRUST
(formerly known as USAA State Tax-Free Trust)
_____________________________________________________

Transfer Agency Fee - The annual maintenance charge includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. USAA Transfer Agency Company will charge for each open account from the month the account is opened through January of the year following the year all funds are redeemed from the account.

Cornerstone Conservative Fund - charge per account                                                                                                 $0
Cornerstone Moderately Conservative Fund – charge per account                                                                          $23
Cornerstone Aggressive Fund - charge per account                                                                                                   $23
Cornerstone Equity Fund – charge per account                                                                                                            $0

USAA MUTUAL FUNDS TRUST                                                                           USAA TRANSFER AGENCY COMPANY

By: ______________________                                      By:  __________________________
       Christopher W. Claus                                                                              Terri Luensmann
       President                                                                                      Vice President

Dated: